UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 29, 2014
Date of Report (Date of Earliest Event Reported)

TALON REAL ESTATE HOLDING CORP.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-53917	26-1771717
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5500 Wayzata Boulevard Suite 1070 Minneapolis, Minnesota	55416
(Address of Principal Executive Offices)	(Zip Code)

(612) 604-4600
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On May 29, 2014, Talon OP, L.P. (“Talon OP”), a Minnesota limited partnership and the entity through which Talon Real Estate Holding Corp. (the “Company”) conducts substantially all of its business, entered into a contribution agreement with Bren Road, LLC and acquired (the “Acquisition”), through Talon Bren Road, LLC, a Delaware limited liability company that is wholly owned by Talon OP, the Minneapolis Mart building and certain other assets located at 10301 Bren Road West, Minnetonka, MN (the “Property”).  The consideration for the Property consists of (i) the assumption by Talon Bren Road, LLC of a secured loan of Bren Road, LLC from Bell State Bank & Trust with an aggregate principal amount of $11.5 million and an average interest rate of 4.65% which matures on May 28, 2019 (the “Loan”) and (ii) 5,200,000 common units of Talon OP.  The acquisition closed on May 29, 2014.

The foregoing description of the terms and conditions of the contribution agreement does not purport to be complete and is qualified in its entirety by the contribution agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The Loan is secured by (i) a first mortgage on the Company’s fee interest in the Property, (ii) an assignment of leases and rents, (iii) a security agreement covering the personal property at the Property, (iv) guaranties from Talon OP and from the Company, (v) an environmental and ADA indemnity from Talon OP and the Company and (vi) other collateral specified in the loan documents.  The loan documents contain events of default that are customary for loans of this type.  The Company entered into the loan documents through Talon Bren Road, LLC.

In connection with the Loan, Talon Bren Road, LLC also issued two promissory notes to Bren Road, LLC in an aggregate amount of $370,000 for roof and HVAC repairs, both of which bear interest at 8% per annum and are due on or before June 1, 2019.

The foregoing description of the terms and conditions of the loan documents does not purport to be complete and is qualified in its entirety by (i) the Assignment and Assumption Agreement and Consent, (ii) the Loan Agreement between Bren Road, LLC and Bell State Bank & Trust, as amended, (iii) the Promissory Note between Talon Bren Road, LLC and Bell State Bank & Trust and (iv) the Mortgage, Assignment of Leases and Rents, Security Agreement, and Fixture Filing between Bren Road, LLC and Bell State Bank & Trust, as amended, which are filed as Exhibits 10.2, 10.3, 10.4 and 10.5 hereto and are incorporated herein by reference.

Item 2.01.

Competition of Acquisition or Disposition of Assets

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 3.02.

Unregistered Sales of Equity Securities.

Pursuant to the Contribution Agreement described in Item 1.01, on May 29, 2014 Talon OP issued an aggregate of 5,200,000 limited partnership units to Bren Road, LLC in an unregistered transaction. It did so in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering, and Rule 506 promulgated thereunder, in view of the absence of a general solicitation, the limited number of offerees and purchasers, and the representations and agreements of Bren Road, LLC in the Contribution Agreement.

Item 9.01.

Financial Statements and Exhibits.

(a)

Financial Statements of Businesses Acquired.  The financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)

Pro Forma Financial Information.  The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)

Exhibits.

10.1

Contribution Agreement between Talon OP, L.P. and Bren Road, LLC, dated May 29, 2014.

10.2

Assignment and Assumption Agreement and Consent between Bren Road, LLC, Talon Bren Road, LLC, and Bell State Bank & Trust, dated May 29, 2014.

10.3

Promissory Note between Talon Bren Road, LLC and Bell State Bank & Trust, dated May 29, 2014.

10.4

Loan Agreement between Bren Road, LLC and Bell State Bank & Trust, dated May 29, 2014, as amended.

10.5

Mortgage, Assignment of Leases and Rents, Security Agreement, and Fixture Filing between Bren Road, LLC and Bell State Bank & Trust, dated May 29, 2014, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALON REAL ESTATE HOLDING CORP.

Date: June 3, 2014	/s/ MG Kaminski
Matthew G. Kaminski
Chief Executive Officer

Index to Exhibits

Exhibit No.	Description	Manner of Filing

10.1	Contribution Agreement between Talon OP, L.P. and Bren Road, LLC, dated May 29, 2014.	Filed Electronically

10.2	Assignment and Assumption Agreement and Consent between Bren Road, LLC, Talon Bren Road, LLC, and Bell State Bank & Trust, dated May 29, 2014.	Filed Electronically

10.3	Promissory Note between Talon Bren Road, LLC and Bell State Bank & Trust, dated May 29, 2014.	Filed Electronically

10.4	Loan Agreement between Bren Road, LLC and Bell State Bank & Trust, dated May 29, 2014, as amended.	Filed Electronically

10.5	Mortgage, Assignment of Leases and Rents, Security Agreement, and Fixture Filing between Bren Road, LLC and Bell State Bank & Trust, dated May 29, 2014, as amended.	Filed Electronically